Exhibit 10.28
10.28 Steam Purchase Agreement between Xiangrui Pharmacy and
Shandong Ruyin Bio-chemical Co., Ltd.
Party A: Shandong Ruyin Bio-chemical Co., Ltd.
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract Party A shall purchase steam from Party B.
•	The price shall be RMB 113 per ton.
•	The term shall be from January 1, 2009 to December 31, 2014.
•	Party shall pay the steam before 5th of the next month.
•	Headlines of the articles omitted
•	Dispute Settlement
•	Breach of the Agreement
•	Miscellaneous